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                                                                  Exhibit (23)C.





                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Summit Bancorp.

We consent to incorporation by reference in the Registration Statement on Form S-8, of Summit Bancorp (formerly UJB Financial Corp.), dated April 18, 1996, of our report dated January 17, 1995, relating to the consolidated balance sheets of The Summit Bancorporation and subsidiaries as of December 31, 1994, and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report is included in the Current Report on Form 8-K dated March 1, 1996 (as amended) of Summit Bancorp and to the reference to our Firm under the heading "Interest of Named Experts and Counsel" in the Registration Statement.




 .


                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Short Hills, New Jersey
April 18, 1996